Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 3, 2025, is by and among Femasys Inc., a Delaware corporation (the “Company”), Pointillist Global Macro Series of Pointillist Partners LLC (the “Lead Lender”) and each of the lenders (individually, a “Lender” and collectively, with the Lead Lender, the “Lenders”) listed from time to time on Schedule I attached hereto (the “Schedule of Lenders”).

RECITALS

A.          The Company and each Lender is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.         The Company has authorized a new series of senior secured convertible notes of the Company, in the aggregate original principal amount of $12,000,000 (the “Maximum Offering Amount”) substantially in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of Common Stock (as defined in the Notes) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion, as payment of interest or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

C.          Each Lender wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) a Note in the aggregate original principal amount set forth opposite such Lender’s name in column (3) on the Schedule of Lenders and (ii) warrants to initially acquire up to that aggregate number of additional shares of Common Stock set forth opposite such Lender’s name in columns (4), (5) and (6) on the Schedule of Lenders, substantially in the forms attached hereto as Exhibit B (the “Series A-1 Warrants”), Exhibit C (the “Series B-1 Warrants”) and Exhibit D (the “Series C-1 Warrants” and, together with the Series A-1 Warrants and the Series B-1 Warrants, the “Warrants”) (as exercised, collectively, the “Warrant Shares”).

D.           On the First Closing Date (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit E (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.            The Notes, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Lender hereby agree as follows:

1.           PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)          Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 hereto, the Company shall issue and sell to each Lender, and each Lender severally, but not jointly, agrees to purchase from the Company on the applicable Closing Date (as defined below) a Note in the original principal amount as is set forth opposite such Lender’s name in column (3) on the Schedule of Lenders along with Warrants to initially acquire up to that aggregate number of Warrant Shares as is set forth opposite such Lender’s name in columns (4), (5) and (6) on the Schedule of Lenders.

(b)          Closing. The sale and purchase of the Securities by the Lenders shall take place remotely via the exchange of documents and signatures at two closings (each a “Closing”): (i) the first closing (the “First Closing”) shall occur on November 7, 2025 or such other mutually agreed upon time (the “First Closing Date”) and (ii) the second closing (the “Second Closing”) shall occur on November 26, 2025 or such other mutually agreed upon time, but in no event later than December 1, 2025. Each Lender identified on Schedule I hereto hereby commits, severally and not jointly, to purchase the Securities allocated to such Lender for the First Closing and/or the Second Closing (as applicable) as set forth on Schedule I, subject only to the satisfaction or waiver of the conditions set forth in Section 6 and Section 7 applicable to such Closing. The aggregate commitments of all Lenders for both the First Closing and the Second Closing shall equal the Maximum Offering Amount. Subject to the satisfaction of the requisite closing conditions, each Lender's commitment is binding as of the date of this Agreement.

(c)        Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Lender for each Closing (the “Purchase Price”) shall be the amount set forth opposite such Lender’s name in column (7) on the Schedule of Lenders. Each Lender and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)          Form of Payment. On the applicable Closing Date, (i) each Lender shall pay its respective Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Lender at the applicable Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Lender (A) a Note in the aggregate original principal amount as is set forth opposite such Lender’s name in column (3) of the Schedule of Lenders, and (B)(I) a Series A-1 Warrant pursuant to which such Lender shall have the right to initially acquire up to such aggregate number of Warrant Shares as is set forth opposite such Lender’s name in column (4) of the Schedule of Lenders, (II) a Series B-1 Warrant pursuant to which such Lender shall have the right to initially acquire up to such aggregate number of Warrant Shares as is set forth opposite such Lender’s name in column (5) of the Schedule of Lenders and (III) a Series C-1 Warrant pursuant to which such Lender shall have the right to initially acquire up to such aggregate number of Warrant Shares as is set forth opposite such Lender’s name in column (6) of the Schedule of Lenders, in each case, duly executed on behalf of the Company and registered in the name of such Lender or its designee.

2.           LENDER’S REPRESENTATIONS AND WARRANTIES.

Each Lender, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of each Closing Date:

(a)          Organization; Authority. Such Lender, to the extent it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Such Lender has the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)        No Public Sale or Distribution. Such Lender (i) is acquiring its Note and Warrants, (ii) upon conversion of its Note will acquire the Conversion Shares issuable upon conversion thereof, and (iii) upon exercise of its Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Lender does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act and in accordance with the terms of the Securities. Such Lender does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c)          Accredited Investor Status; Experience. Such Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Lender is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d)          Reliance on Exemptions. Such Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Lender set forth herein in order to determine the availability of such exemptions and the eligibility of such Lender to acquire the Securities.

(e)          Information. Such Lender acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents. Such Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Lender. Such Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Lender understands that its investment in the Securities involves a high degree of risk. Such Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)       No Governmental Review. Such Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)         Transfer or Resale. Such Lender understands that except as provided in the Registration Rights Agreement and this Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Lender shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Lender provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h)         Validity; Enforcement. This Agreement and the Registration Rights Agreement, as applicable, have been duly and validly authorized, executed and delivered on behalf of such Lender and shall constitute the legal, valid and binding obligations of such Lender enforceable against such Lender in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)          No Conflicts. The execution, delivery and performance by such Lender of this Agreement and the Registration Rights Agreement and the consummation by such Lender of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Lender, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Lender is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Lender, except in the case of clause (ii) above and this clause (iii), for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Lender to perform its obligations hereunder.

(j)          General Solicitation. Lender represents that, to the knowledge of such Lender, no Securities were offered or sold to it by means of any form of general solicitation, and Lender is not, to such Lender’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Lender, any other general solicitation or general advertisement. Lender has not become interested in the offering of the Securities as a result of any registration statement of the Company filed with the Commission or any other securities agency or regulator.

(k)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Lender has not, nor has any Person acting on behalf of or pursuant to any understanding with such Lender, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Lender first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to such Lender’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Lender has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(l)           Bad Actor. The Lender represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the 1933 Act (a “Disqualification Event”) is applicable to the Lender or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Lender’s securities for purposes of Rule 506(d).

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Lenders that, as of the date hereof and as of each Closing Date:

(a)          Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as described in the SEC Documents. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries (as defined below), taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). As of the date of this Agreement, the Company has no Subsidiaries, and it is acknowledged and agreed that any representations and warranties that are made by the Company with respect to Subsidiaries are being made with respect to any Subsidiaries that may be formed after the date of this Agreement to the extent those representations and warranties are made after the date of formation. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)         Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance by the Company of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors (the “Board”) and, to the extent applicable, each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement (each, a “Registration Statement” and, collectively, “Registration Statements”), a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the applicable Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to the applicable Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)          Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) other than Permitted Liens with respect to the issuance thereof.  Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants (as the case may be), the Conversion Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of shares of Common Stock (other than restrictions on transfer as described in Section 2(g)). Subject to the accuracy of the representations and warranties of the Lenders in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, the Conversion Shares and the Warrant Shares and the reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below) or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree and including all applicable foreign, federal and state securities laws, rules and regulations, and the rules and regulations of The Nasdaq Capital Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements, a Form D with the SEC and any other filings as may be required by any state securities agencies, the notice and/or application(s) to the Principal Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain prior to the applicable Closing Date pursuant to the preceding sentence have been or will be obtained or effected on or prior to the applicable Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)          No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Lender or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold each Lender harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(g)        No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or caused this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act (other than pursuant to the Registration Rights Agreement) or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(h)          Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or would become applicable to any Lender as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Lender’s ownership of the Securities. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(i)         SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Lenders or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Lenders which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(j)          Absence of Certain Changes. Except as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent financial statements contained in a Form 10-K or 10-Q, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Company Insolvent (as defined below). For purposes of this Section 3(j), “Company Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(k)         No Undisclosed Events, Liabilities, Developments or Circumstances. To the Company’s knowledge, no event, liability, development or circumstance has occurred or exists that is reasonably likely to have a Material Adverse Effect.

(l)          Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, organizational documents, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws, their organizational charter, certificate of formation, memorandum of association, articles of association or certificate of incorporation or bylaws or other organizational documents, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future, except as disclosed in the SEC Documents. Since January 1, 2025, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market, and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market, except as disclosed in the SEC Documents. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(m)       Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, any of its Subsidiaries, or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)          (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii)          assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(n)        Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(o)         Transactions With Affiliates. Except as contemplated by this Agreement, except as disclosed in the SEC Documents or for which no disclosure is required in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common equity of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Notes)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board).

(p)        Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of (i) 200,000,000 shares of Common Stock, of which, 52,071,103 shares of Common Stock are issued and outstanding and 41,656,916 shares are reserved for issuance pursuant to outstanding Convertible Securities (as defined below) (other than the Notes and the Warrants) and (ii) 10,000,000 shares of undesignated preferred stock, none of which are issued and outstanding. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except as disclosed in the SEC Documents, (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Lenders true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. The Company will provide an updated capitalization table to each Lender participating in a Closing (other than the First Closing) at least three (3) Business Days prior to such Closing Date, reflecting all Securities issued at prior Closings under this Agreement.

(q)         Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “finance leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations, currently due and payable, with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a finance lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(r)          Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. To its knowledge, no director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries relating to the Company. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(s)          Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)           Employee Matters; Benefit Plans.

(i)          The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. Except as disclosed in the SEC Documents, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, as the case may be, nor does the Company have a present intention, or know of a present intention of its Subsidiaries, to terminate the employment of any officer or key employee. There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

(ii)         No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.

(iii)        The Company and its Subsidiaries are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No benefit plan of the Company or any Subsidiary (a) is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA, (b) is subject to Title IV of ERISA, (c) is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(u)         Assets; Title. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(v)        Intellectual Property. To the Company’s knowledge, the Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as would not have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)      Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as defined below) applicable to the Company, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i) through (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x)         Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(y)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(z)        Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, since January 1, 2025, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(aa)      Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(bb)       Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc)        Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(dd)      U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Lender’s request.

(ee)        Registration Eligibility. The Company is eligible to register the Registrable Securities (as defined in the Registration Rights Agreement) for resale by the Lenders using Form S-3 promulgated under the 1933 Act.

(ff)         Transfer Taxes. On the applicable Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Lender hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(gg)        Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh)        Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ii)        Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(jj)         Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and “Executive Orders” and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(kk)       Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company or in compliance with Nasdaq Listing Rule 5635(c)(4) and (ii) with an exercise price at least equal to the fair market value of the shares of Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll)         No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Events, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Lenders a copy of any disclosures provided thereunder.

(mm)       Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Lenders or potential purchasers in connection with the sale of any Regulation D Securities.

(nn)      No Additional Agreements. The Company does not have any agreement or understanding with any Lender with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(oo)        Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(pp)       Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(qq)       Ranking of Notes. Except as disclosed in the SEC Documents, other than Permitted Indebtedness (as defined in the Notes) and Permitted Liens, if any, no Indebtedness or equity of the Company, now existing or created in the future, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(rr)       Cybersecurity. To the Company’s knowledge, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Since January 1, 2025, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ss)       Compliance with Data Privacy Laws. To the Company’s knowledge the Company and its Subsidiaries are in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

4.           COVENANTS.

(a)          Best Efforts. Each Lender shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)          Form D and Blue Sky. On or before the First Closing Date, the Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Lender promptly after such filing. The Company shall, on or before the First Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Lenders at the applicable Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Lenders on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Lenders.

(c)          Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for (i) the satisfaction in full of the November 2023 Notes (as defined in the Notes) no later than their stated maturity and (ii) working capital or other general corporate purposes.

(d)        Financial Information. The Company agrees to send the following to each Lender during the period beginning on the date of this Agreement and ending on the date on which no Securities are outstanding (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q , any other interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than any annual report, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company, as applicable, generally, contemporaneously with the making available or giving thereof to the stockholders.

(e)         Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the shares of Common Stock underlying the Notes and Warrants (including any shares of Common Stock issued as payment of interest pursuant to the terms of the Notes) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f)         Fees. The Company shall reimburse the Lenders at the First Closing in an aggregate principal amount not to exceed $100,000.00 for reasonable, documented legal fees and other expenses with respect to the transaction contemplated by the Transaction Documents.

(g)          Disclosure of Transactions and Other Material Information.

(i)          Disclosure of Transaction. The Company shall no later than four (4) Business Days following the First Closing Date, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement, to the extent material), the form of Notes, the form of the Warrants and the form of the Registration Rights Agreement) (including the attachments thereto, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Lenders by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Lenders or any of their affiliates, on the other hand, shall terminate.

(ii)         Limitations on Disclosure. Neither the Company, its Subsidiaries nor any Lender shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Lender, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Lender shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Lender (which may be granted or withheld in such Lender’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Lender in any filing, announcement, release or otherwise.

(h)        Participation Right. For so long as any Notes remain outstanding, the Company shall provide each Lender with notice of, and the opportunity to participate in, any proposed private placement of equity securities or public offering of equity securities (or securities convertible or exercisable into equity securities) (i) on the same terms as other investors in such offering and (ii) in an amount up to such Lender’s beneficial ownership of the Company. Each Lender may elect to participate by written notice to the Company within two (2) Business Days of receiving notice of the proposed offering. This right shall not apply to (i) issuances pursuant to employee benefit plans, (ii) issuances in connection with strategic transactions, (iii) any at-the-market offering, (iv) any equity line of credit; and (v) securities issued upon the settlement, repayment, exercise or conversion of any Convertible Securities, the Conversion Shares, the Warrant Shares or any securities issued or issuable pursuant to this Agreement or any Transaction Document; (each, an “Excluded Issuance”). For purposes of the Warrant, “Next Subsequent Placement” means the earlier to occur of (x) the first private placement of equity securities and (y) the first public offering of equity securities, in each case, (1) immediately following the First Closing Date and (2) not including an Excluded Issuance.

(i)           Conversion and Exercise Procedures. Each of the form of Exercise Notice (as defined in the Warrants) included in the Warrants and the form of Conversion Notice (as defined in the Notes) included in the Notes set forth the totality of the procedures required of the Lenders in order to exercise the Warrants or convert the Notes. Except as provided in the Notes and Warrants, as applicable, no additional legal opinion, other information or instructions shall be required of the Lenders to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver the Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants.

(j)         Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(k)          General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities in this offering by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(l)          Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(m)       Notice of Disqualification Events. The Company will notify the Lenders in writing, prior to the applicable Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(n)          Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the asset and business of the Company and its Subsidiaries in accordance with GAAP.

(o)          Board Nomination Right.

(i)           As of the First Closing Date, upon the resignation from the Board of that certain individual as nominated to the Board pursuant to that certain Securities Purchase Agreement dated as of November 14, 2023, by and among the Company and the other parties thereto (the “2023 Notes Board Member”) and until the fifth (5th) anniversary of the First Closing Date, the Lead Lender shall have the right to recommend for appointment or nominate for election to the Board one (1) individual to serve as director of the Company with the consent (such consent not to be unreasonably withheld) of the Company (the individual nominated by the Lead Lender for election to the Board pursuant to this Section 4(q), a “Nominee”).

(ii)          Until the Lead Lender Board Seat Fall-Away, the Company shall take all necessary actions within its control, including but not limited to calling a meeting of the Board or executing an action by unanimous written consent of the Board, such that the Nominee shall be appointed as soon as reasonably practicable after the resignation of the 2023 Notes Board Member to the Board as a director of the Company.

(iii)       Until the Lead Lender Board Seat Fall-Away, the Company shall take all actions necessary (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) if up for election, the Nominee is included in the Company’s slate of nominees to the stockholders of the Company for the election of directors of the Company and recommended by the Board in the same manner as the Board recommends the Company’s other director nominees at any meeting of stockholders called for the purpose of electing directors of the Company; and (ii) the Nominee, if up for election, is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing in the same manner as it solicits proxies for the election of the Company’s other director nominees for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of directors of the Company.

(iv)         If the Nominee ceases to serve for any reason between the First Closing Date and the Maturity Date (as defined in the Notes), the Lead Lender shall be entitled to nominate such person’s successor in accordance with this Agreement with the consent of the Company (such consent not to be unreasonably withheld) and the Board shall promptly fill the vacancy with such successor Nominee.

(v)          The Company shall indemnify the Nominee on the same basis as all other members of the Board and pursuant to an indemnity agreement with terms that are no less favorable to the Nominee than the indemnity agreements entered into between the Company and its other non-employee directors. The Company will reimburse the Nominee for all reasonable and documented expenses incurred in connection with the Nominee’s participation in meetings of the Board or any committee of the Board, including, without limitation, all reasonable and documented travel, lodging and meal expenses, in each case to the same extent as the Company reimburses any other non-executive member of the Board for such expenses. The Company further acknowledges that the Nominee shall be entitled to the same protections as the other non-employee directors of the Company.

(vi)         The Company’s obligations to have any Nominee appointed to the Board or nominate any Nominee for election as a director at any meeting of the Company’s stockholders pursuant to this Section 4(q), as applicable, shall in each case be subject to such Nominee’s material satisfaction of the requirements regarding service as a director of the Company under applicable law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all directors of the Company. The Lead Lender will cause each Nominee to make himself or herself reasonably available for interviews and to consent to such customary reference and background checks or other investigations as the Board may reasonably request to determine the Nominee’s eligibility and qualification to serve as a director of the Company. No Nominee shall be eligible to serve on the Board if he or she has been involved in any of the events enumerated, and which is currently required to be disclosed, under Item 2(d) or (2)(e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any judgement prohibiting service as a director of any public company. As a condition to any Nominee’s appointment to the Board or nomination for election as a director of the Company at any meeting of the Company’s stockholders, the Lead Lender and the Nominee must provide to the Company:

(1)       information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective affiliates and representatives in a proxy statement or other filings in accordance with applicable law, any stock exchange rules or listing standards or the Company’s corporate governance guidelines, in each case, relating to such Nominee’s election as a director of the Company or the Company’s operations in the ordinary course of business;

(2)        information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to such Nominee’s nomination or election, as applicable, as a director of the Company or the Company’s operations in the ordinary course of business;

(3)          an undertaking in writing by such Nominee:

(A)          to be subject to, bound by and duly comply with applicable law, the Company’s organizational documents, the policies, procedures, processes, codes, rules, standards and guidelines applicable to all Board members or members of any committee of which the Nominee may be a member, including the Company’s Code of Conduct, insider trading policy, confidentiality standards and all other Company policies and guidelines applicable generally to directors serving on the Board with respect to trading in the Company’s securities;

(B)          to keep confidential all information about the Company and its affiliates of which he or she becomes aware in his or her capacity as a director of the Board and which he or she reasonably believes is confidential or has been informed is confidential; and

(C)          to recuse himself or herself from any deliberations or discussion of the Board or any committee thereof (i) regarding any Transaction Document, the transactions contemplated thereby or any matters relating thereto or any transactions with or matters relating to the Lead Lender or any affiliate of the Lead Lender or (ii) that, in the Board’s sole judgement, (x) would reasonably be likely to result in a conflict of interest, (y) adversely affect the attorney client privilege between the Company and its counsel, or (z) result in a violation of any applicable law; and

(D)          to resign from the Board upon the Lead Lender Board Seat Fall-Away.

(vii)          In the event that (i) the Nominee determines to recuse himself or herself, or (ii) the Company determines, in its sole discretion, to withhold any information and to exclude the Nominee from any meeting or portion thereof, the Company shall withhold such information and exclude the Nominee from such meeting or portion thereof.

(viii)          The Nominee shall resign upon the Lead Lender Board Seat Fall-Away and shall deliver an executed resignation letter in form and substance agreed by the Company to be effective upon the Lead Lender Board Seat Fall-Away.

(ix)          For the purposes of this Section 4(q), “Lead Lender Board Seat Fall-Away” means the earlier of (a) the first day on which the Lead Lender Beneficial Ownership Requirement is not satisfied, (b) payment in full of the Notes and (c) five (5) years from the First Closing Date. “Lead Lender Beneficial Ownership Requirement” means that the Lead Lender continues to beneficially own at all times shares of Common Stock that represent, on an as-converted basis, at least 4.99% of the number of shares of Common Stock outstanding of the Company.

(p)          Board Observer Right.

(i)          Upon the fifth (5th) anniversary of the First Closing Date and until the earlier of (i) the first day on which the Lead Lender Beneficial Ownership Requirement is not satisfied and (ii) payment in full of the Notes, the Lead Lender shall have the right to designate one (1) individual as a non-voting observer of the Board, with the consent (such consent not to be unreasonably withheld) of the Company (the individual designated by the Lead Lender pursuant to this Section 4(q), an “Observer”).

(ii)         During such time, the Lead Lender may remove and replace the individual serving as the Observer at any time in its sole discretion.

(iii)         The Company will deliver to the Observer copies of all materials that may be distributed from time to time to the members of the Board (in their capacity as such) at such time as such materials are so distributed to them, including copies of any written consents, and the Observer shall otherwise be given copies of all materials, including access to all electronic portals and materials, given or made available to other members of the Board, in order to afford the Observer the same access as all other members of the Board. The Observer shall enter into a customary confidentiality agreement with the Company pursuant to which the Observer will agree to hold in confidence all documents or materials so provided to the Observer on terms satisfactory to the Company before being granted the rights contained in this Section 4(q) and the Observer shall agree to adhere to all applicable Company policies as set forth in this Section 4.

(iv)          In no event shall the Observer (1) have the right to propose or offer any motions or resolutions to the Board or committees and subcommittees thereof or (2) have the right to vote on any matter under consideration by the Board or any committees and subcommittees thereof or otherwise have any power to cause the Company to take, or not to take, any action.

(v)          Notwithstanding anything herein to the contrary, in the event that (a) the Observer determines to recuse himself or herself, or (b) the Company determines, in its sole discretion, to withhold any information and to exclude the Observer from any meeting or portion thereof, the Company shall withhold such information and exclude the Observer from such meeting or portion thereof.

(vi)          The Lead Lender and the Observer must provide to the Company an undertaking in writing that the Observer agrees:

(A)          to be subject to, bound by and duly comply with applicable law, the Company’s organizational documents, the policies, procedures, processes, codes, rules, standards and guidelines applicable to all Board members or members of any committee of the Board, including the Company’s Code of Conduct, insider trading policy, confidentiality standards and all other Company policies and guidelines applicable generally to directors serving on the Board with respect to trading in the Company’s securities;

(B)          to keep confidential all information about the Company and its affiliates of which he or she becomes aware in his or her capacity as Observer, provided that the Observer may share such information with the Lead Lender; and

(C)          to recuse himself or herself from any deliberations or discussion of the Board or any committee thereof (i) regarding any Transaction Document, the transactions contemplated thereby or any matters relating thereto or any transactions with or matters relating to the Lead Lender or any affiliate of the Lead Lender or (ii) that, in the Board’s sole judgement, (x) would reasonably be likely to result in a conflict of interest, (y) adversely affect the attorney client privilege between the Company and its counsel, or (z) result in a violation of any applicable law; and

(q)          Standstill.

Until the date that is the earlier of (i) the fifth (5th) anniversary of the First Closing Date and (ii) the Lead Lender Board Seat Fall-Away, without the prior written approval of the Board, the Lead Lender will not, directly or indirectly, and will cause its controlled affiliates not to:

(i)          acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any securities or rights to acquire (except by way of stock dividends or other distributions or offerings made by the Company) any securities of the Company, any securities convertible into or exchangeable for any such securities, any options or other derivative securities or contracts or instruments in any way related to the price of shares of Common Stock that would result in the Lead Lender having beneficial ownership of, in the aggregate, more than thirty percent (30%) of the shares of Common Stock outstanding at such time, or otherwise having economic exposure equal to, in the aggregate, more than thirty percent (30%) of the shares of Common Stock outstanding at such time;

(ii)          make or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or seek to advise or influence any party with respect to voting of, any voting securities of the Company, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of any director from the Board;

(iii)         make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case, with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any Subsidiary of the Company, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other party regarding any of the foregoing; provided, however, that nothing in this Section 4(p)(vii) shall be interpreted to prohibit the Lead Lender from (i) offering, proposing, or indicating an interest in any such transaction privately to the Company so long as any such action is not publicly disclosed by the Lead Lender and is made by the Lead Lender in a manner that would not reasonably be expected to require the public disclosure thereof by the Company or the Lead Lender, or (ii) tendering shares, receiving consideration or other payment for shares, or otherwise participating in any transaction on the same basis as other stockholders of the Company;

(iv)        otherwise act, alone or in concert with others, to seek to control the management, board of directors or policies of the Company or any of its Subsidiaries;

(v)          make any public proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(vi)          advise, assist, encourage or direct any other party to do, or to advise, assist, encourage or direct any other party to do, any of the foregoing;

(vii)       take any action that would, in effect, require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 4(q);

(viii)      enter into any negotiations, arrangements or understandings with any third party (including, without limitation, security holders of the Company) with respect to any of the foregoing, including, without limitation, forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the 1934 Act) with any third party with respect to any securities of the Company or otherwise in connection with any of the foregoing; provided, however, that nothing herein shall limit the ability of an affiliate of the Lead Lender to form or join a “group” with the Lead Lender following the execution of this Agreement, so long as any such affiliate agrees in writing to be bound by the terms and conditions of this Agreement;

(ix)         request the Company, directly or indirectly, to amend or waive any provision of this Section 4(q), provided that this clause shall not prohibit the Lead Lender from making a private request to the Company seeking an amendment or waiver of the provisions of this Section 4(q) which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that would not reasonably be expected to require public disclosure thereof by any person; or

(x)         contest the validity of this Section 4(q) or make, initiate, take or participate in any demand, action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 4(q);

provided, however, that nothing in this Section 4(r) will limit the Lead Lender’s ability to (1) vote, transfer, convert or otherwise exercise rights under its Common Stock, Notes or Warrants, (2) communicate privately with the Board or any of the Company’s officers regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications by any party, (3) communicate with stockholders of the Company and others in a manner that does not otherwise violate the terms of the Agreement, or (4) take any action necessary to comply with any law, rule, or regulation or any action required by any governmental or regulatory authority or stock exchange that has jurisdiction over the Lead Lender or its affiliates.  Nothing in this Agreement shall be deemed to limit the ability of any Nominee to act in his or her capacity as a member of the Board including, but not limited to, his or her ability to vote or otherwise exercise his or her fiduciary duties.

(r)          Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the shares underlying the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Lender and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(s)         Equal Treatment of Lenders.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time.  For clarification purposes, this provision constitutes a separate right granted to each Lender by the Company and negotiated separately by each Lender and is intended for the Company to treat the Lenders as a class and shall not in any way be construed as the Lenders acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(t)        Furnishing of Information; Public Information. For as long as any of the Securities remain outstanding, the Company shall use its commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the 1934 Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act even if the Company is not then subject to the reporting requirements of the 1934 Act.

(u)          Reservation of Shares.  So long as any Securities remain outstanding, the Company shall take commercially reasonable actions to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 100% of the maximum number of Conversion Shares initially issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the initial Conversion Price (as defined in the Notes)) and without taking into account any limitations on the conversion of the Notes set forth in the Notes and (ii) 100% of the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein).

(v)          Post-Closing Security Deliverables; Cooperation.  From and after the First Closing Date, the parties hereto shall cooperate in good faith to effect, as promptly as reasonably practicable, the preparation, filing, recordation and completion of all instruments and filings with the applicable Governmental Entities, including without limitation the United States Patent and Trademark Office (the “USPTO”), that are necessary or reasonably advisable to perfect and maintain the perfection and priority of the security interests granted in the Collateral (as defined in the Notes) pursuant to the Transaction Documents.  Without limiting the generality of the foregoing, the Company shall file any intellectual property security agreement filings at the USPTO or United States Copyright Office that are reasonably requested by the Payee Representative on the First Closing Date as soon as reasonably practicable, and in no event later than the date that is five (5) Business Days thereafter.

5.           REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)          Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Lender or its legal representatives.

(b)          Transfer Agent Instructions. On or prior to the applicable Closing Date, the Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to each of the Lenders (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares (to the extent unrestricted shares are issued) to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Lender or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Lender to the Company upon conversion of the Notes or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Lender effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Lender to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Lender, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Lender. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Lender shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Effective Date (as defined in the Registration Rights Agreement), if required. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c)          Legends. Each Lender understands that the Securities have been issued (or will be issued in the case of the Conversion Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “Blue Sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d)          Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 without restriction (provided that a Lender provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 without restriction which shall not include an opinion of Lender’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Lender provides the Company with an opinion of counsel to such Lender, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act and the Securities, as sold, assigned or transferred, need not bear a restrictive legend or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Lender delivers such legended certificate representing such Securities to the Company) (the “Legend Removal Date”) following the delivery by a Lender to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Lender as may be required above in this Section 5(d) or as reasonably required by the Company’s transfer agent or Company’s counsel, as directed by such Lender, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such Securities are Conversion Shares or Warrant Shares, credit the aggregate number of shares of Common Stock to which such Lender shall be entitled to such Lender’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Lender, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Lender or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. “Trading Day” means each day on which the Principal Market is open for trading.

(e)          FAST Compliance. While any Warrants remain outstanding, the Company shall maintain a transfer agent that participates in FAST (the “Transfer Agent”).

6.          CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)          The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Lender at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Lender with prior written notice thereof:

(i)          Such Lender shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)        Such Lender and each other Lender shall have delivered to the Company the Purchase Price for the Note and the related Warrants being purchased by such Lender at the applicable Closing by wire transfer of immediately available funds in accordance with the wire instructions provided by the Company.

(iii)         The representations and warranties of such Lender shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Lender shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Lender at or prior to the applicable Closing Date.

(iv)       No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.           CONDITIONS TO EACH LENDER’S OBLIGATION TO PURCHASE.

(a)       The obligation of each Lender hereunder to purchase its Note and its related Warrants at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Lender’s sole benefit and may be waived by such Lender at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)          The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Lender each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Lender (A) a Note in such original principal amount as is set forth across from such Lender’s name in column (3) of the Schedule of Lenders, and (B) Warrants initially exercisable for such aggregate number of Warrant Shares as is set forth across from such Lender’s name in columns (4), (5) and (6) of the Schedule of Lenders, in each case, as being purchased by such Lender at the applicable Closing pursuant to this Agreement.

(ii)          Such Lender shall have received the opinion of Dechert LLP, the Company’s counsel, dated as of the applicable Closing Date, addressed to each Lender in a schedule set forth therein, in the form reasonably acceptable to such Lender.

(iii)        The Company shall have delivered to such Lender a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)         The Company shall have delivered to such Lender a certificate evidencing the formation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within thirty (30) days of the First Closing Date.

(v)        The Company shall have delivered to such Lender a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within thirty (30) days of the First Closing Date.

(vi)        Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date. Such Lender shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect.

(vii)       The Company shall have delivered to such Lender a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the applicable Closing Date immediately prior to the applicable Closing.

(viii)          The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the applicable Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the applicable Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market, except as disclosed in the SEC Documents.

(ix)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market (including any shareholder consent required by the Principal Market), if any, after giving effect to any conversion restrictions or exercise restrictions as set forth in any of the Notes or the Warrant.

(x)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xi)          Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect, provided, however, that the definition of “Material Adverse Effect” for the purpose of this clause (xiv), will not include any change or effect that results from (A) changes in law or interpretations thereof, or regulatory policy or interpretation, by any Governmental Entity so long as such change does not have a disproportionate effect on the Company, (B) changes in applicable accounting rules or principles, including changes in GAAP, so long as such change does not have a disproportionate effect on the Company, (C) changes in general economic conditions, and events or conditions generally affecting the industries in which the Company operates, so long as such change does not have a disproportionate effect on the Company, or (D) national or international hostilities, acts of terror or acts of war.

(xii)        The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares and the Warrant Shares.

(xiii)        Such Lender shall have received the wire transfer instructions of the Company.

(xiv)       The Company shall have delivered a waiver of Section 203 of the Delaware General Corporation Law approved by the Board.

(xv)       The Company and its Subsidiaries shall have delivered to such Lender such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Lender or its counsel may reasonably request.

8.           TERMINATION.

This Agreement may be terminated by the mutual consent of each of the Company and the Lenders or with respect to a Lender, if the Company has breached the terms of this Agreement in a manner that would cause the failure of the conditions to closing hereunder to be met (and such breach remains uncured after thirty (30) days’ notice). Upon any termination in accordance with this Section 8 by a Lender, such party shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date (without liability of such Lender to any other party); provided, however, the abandonment of the sale and purchase of the Notes and Warrants by such Lender shall be applicable only to such Lender providing such written notice, provided, further, that no such termination by any party shall affect any obligation of the Company under this Agreement to reimburse such Lender for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.           PAYEE REPRESENTATIVE.

(a)          Appointment and Authority. Each Lender hereby irrevocably appoints the Lead Lender to act on its behalf as the collateral agent for the benefit of the Lenders (together with its successors and assigns in such capacity, the “Payee Representative”) and under the Transaction Documents and authorizes the Payee Representative to take such actions on its behalf and to exercise such powers as are delegated to the Payee Representative by the terms hereof or thereof for purposes of acquiring, holding and enforcing any and all liens on Collateral (as defined in the Notes) granted by the Company and its Subsidiaries to secure the obligations under the Notes, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Payee Representative and the Lenders. Neither the Company, its Subsidiaries or its affiliates shall have rights as a third party beneficiary of any of the provisions of this Section 9. The use of the term “agent” or any similar or equivalent term in connection with the appointment of the Payee Representative hereunder is not intended to imply any fiduciary or other duties arising under legal principles governing agency relationships, and such appointment and all rights and duties of the Payee Representative hereunder shall be ministerial in nature.

(b)          Exculpatory Provisions. The Payee Representative shall not have any duties or obligations except those expressly set forth herein and in the Transaction Documents, which shall be ministerial and administrative in nature. Without limiting the generality of the foregoing, the Payee Representative:

(i)          shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default (as defined in the Notes) has occurred and is continuing;

(ii)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Transaction Documents that Payee Representative is required to exercise as directed in writing by the holders of more than 50% of the then outstanding aggregate principal amount of the Notes (the “Required Lenders”); provided that, the Payee Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Payee Representative to liability or that is contrary to Transaction Document or applicable law; and

(iii)        shall not, except as expressly set forth herein and in the Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, its Subsidiaries or any of their affiliates that is communicated to or obtained by the Person serving as the Payee Representative or any of its affiliates in any capacity.

The Payee Representative shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Payee Representative shall not be deemed to have knowledge of any Event of Default unless and until notice describing such Event of Default is given to the Payee Representative in writing by the Company or a Lender. In the event that the Payee Representative obtains such actual knowledge or receives such notice, the Payee Representative shall give prompt notice thereof to each of the Lenders. Upon the occurrence of an Event of Default, the Payee Representative shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Payee Representative shall have received such direction, the Payee Representative may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Event of Default as it shall deem advisable in the best interest of the Lenders. In no event shall the Payee Representative be required to comply with any such directions to the extent that the Payee Representative believes that its compliance with such directions would be unlawful.

The Payee Representative shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any Transaction Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or the creation, perfection or priority of any lien purported to be created by the Transaction Documents, or (E) the value or the sufficiency of any Collateral.

(c)         Reliance by Payee Representative. The Payee Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Payee Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Payee Representative may consult with legal counsel (who may be counsel for any Lender), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(d)         Delegation of Duties. The Payee Representative may perform any and all of its duties and exercise its rights and powers hereunder or under any Transaction Document by or through any one or more sub-agents appointed by the Payee Representative. The Payee Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective affiliates. The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the affiliates of the Payee Representative and any such sub-agent, and shall apply to their respective activities in connection with the transactions contemplated by the Transaction Documents. The Payee Representative shall have no responsibility for the conduct or negligence of any sub-agent appointed by it hereunder, except to the extent that the Payee Representative acted with gross negligence or willful misconduct in the appointment of such sub-agent.

(e)          Resignation and Removal of Payee Representative.

(i)          The Payee Representative may at any time give written notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Payee Representative. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Payee Representative gives notice of its resignation, or by such earlier date as agreed by the Required Lenders (the “Agent Resignation Date”), then the retiring Payee Representative may, but shall not be obligated to, on behalf of the Lenders, appoint a successor Payee Representative. Regardless of whether a qualifying Person has accepted such appointment, such resignation shall nonetheless become effective in accordance with such notice on the Agent Resignation Date.

(ii)          The Payee Representative may be removed as Payee Representative for good cause by the Required Lenders (other than any Lender acting as Payee Representative) upon thirty (30) days’ prior written notice to the Payee Representative (the “Agent Removal Date”). Upon any such removal, the Required Lenders (other than any Lender acting as Payee Representative) shall have the right to appoint a successor Payee Representative. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment on the Agent Removal Date, such removal shall nonetheless become effective in accordance with such notice on the Agent Removal Date.

(iii)        With effect from the Agent Resignation Date or the Agent Removal Date, as applicable, (1) the retiring or removed Payee Representative shall be discharged from its duties and obligations hereunder and under the Transaction Documents (except that in the case of any Collateral held by the Payee Representative on behalf of the Lenders under any of Transaction Documents, the retiring or removed Payee Representative shall continue to hold such collateral security until such time as a successor Payee Representative is appointed) and (2) except for any indemnity payments owing to the retiring or removed Payee Representative, all payments, communications and determinations provided to be made by, to or through the Payee Representative shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Payee Representative as provided for above in this Section 9. Upon the acceptance of a successor’s appointment as Payee Representative hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Payee Representative (except with respect to indemnity payments owed to the retiring or removed Payee Representative), and the retiring or removed Payee Representative shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the Company to a successor Payee Representative shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Payee Representative’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Section 9 shall continue in effect for the benefit of such retiring or removed Payee Representative, its sub-agents and their respective affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Payee Representative was acting as Payee Representative hereunder.

10.          MISCELLANEOUS.

(a)        Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Lender from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Lender or to enforce a judgment or other court ruling in favor of such Lender. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)         Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)        Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)        Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Lenders, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Lender, or collection by any Lender pursuant to the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Lender, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Lender, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Lender under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Lender under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)          Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Lenders, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Lender with respect to shares of Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Lender has entered into with, or any instruments any Lender has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Lender in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Lender or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Lender, or any instruments any Lender received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Lender makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and a majority-in-interest of the Lenders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Lenders and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Lender without such Lender’s prior written consent (which may be granted or withheld in such Lender’s sole discretion); provided, further, that this Agreement may not be amended, modified or supplemented in any manner that would impose or result in any restriction, limitation or prohibition on short sales or other shorting activity by any Lender, except to the extent expressly provided in this Agreement as of the date hereof. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Notes or all holders of the Warrants (as the case may be). From the date hereof and while any Notes or Warrants are outstanding, the Company shall not be permitted to receive any consideration from a Lender or a holder of Notes or Warrants that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Lender or holder of Notes or Warrants in a manner that is more favorable than to other similarly situated Lenders or holders of Notes or Warrants, as applicable, or (ii) to treat any Lender(s) or holder(s) of Notes or Warrants in a manner that is less favorable than the Lender or holder of Notes or Warrants that is paying such consideration; provided, however, that the determination of whether a Lender has been treated more or less favorably than another Lender shall disregard any securities of the Company purchased or sold by any Lender. The Company has not directly or indirectly, made any agreements with any Lenders relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Lender has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Lender to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Lender, any of its advisors or any of its representatives shall affect such Lender’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Lender’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f)          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Femasys Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia
Telephone: (770) 500-3910
Attention: Chief Financial Officer
E-Mail: delefant@femasys.com

With a copy (for informational purposes only) to:

Dechert LLP
1095 Avenue of Americas
New York, New York 10036
Telephone: (212) 698-3616
Attention: David S. Rosenthal, Esq. or Anna Tomczyk, Esq.
E-Mail: david.rosenthal@dechert.com or anna.tomczyk@dechert.com

If to the Transfer Agent:

Broadridge
Telephone: (631) 786-2323
Attention: Samantha Farley
E-Mail: Samantha.Farley@broadridge.com

If to the Lead Lender:

Pointillist Global Macro Series of Pointillist Partners LLC
6222 Indianwood Trail
Bloomfield Hills, Michigan 48301
Telephone: 312-550-7779
Attention: Jorey Chernett
E-Mail: jorey@point-cap.com

With a copy (for informational purposes only) to:

Olshan Frome Wolosky LLP
1325 Avenue of Americas
New York, New York 10019
Telephone: 212-451-2252
Attention: Ken Schlesinger, Esq.
E-Mail: KSchlesinger@olshanlaw.com

If to a Lender, to its mailing address and e-mail address set forth on the Schedule of Lenders, with copies to such Lender’s representatives as set forth on the Schedule of Lenders, or in each case, to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes and Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the majority-in-interest of the Lenders, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants) or a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Lender may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Lender hereunder with respect to such assigned rights.

(h)         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 10(k).

(i)          Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Lender shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)         Indemnification. In consideration of each Lender’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Lender and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect Lead Lenders and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Lender pursuant to Section 4(h), or (D) the status of such Lender or holder of the Securities either as an Lead Lender in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)         Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the shares of Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Lender (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m)        Remedies. Each Lender and in the event of assignment by Lender of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Lenders. The Company therefore agrees that the Lenders shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n)       Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Lender exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)         Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Lender hereunder or pursuant to any of the other Transaction Documents or any of the Lenders enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)          Judgment Currency.

(i)          If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1)          the date actual payment of the amount due, in the case of any proceeding in the courts of the State of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2)         the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 10(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)          If in the case of any proceeding in the court of any jurisdiction referred to in Section 10(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)         Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q)         Independent Nature of Lenders’ Obligations and Rights. The obligations of each Lender under the Transaction Documents are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute the Lenders as, and the Company each acknowledge that the Lenders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Lenders are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Lenders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Lender to purchase Securities pursuant to the Transaction Documents has been made by such Lender independently of any other Lender. Each Lender acknowledges that no other Lender has acted as agent for such Lender in connection with such Lender making its investment hereunder and that no other Lender will be acting as agent of such Lender in connection with monitoring such Lender’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Lender confirms that each Lender has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Lender shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Lender, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Lender. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Lender, solely, and not between the Company, its Subsidiaries and the Lenders collectively and not between and among the Lenders.

[signature pages follow]

IN WITNESS WHEREOF, each Lender and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

FEMASYS INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each Lender and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

LEAD LENDER:

By:
Name:
Title:

IN WITNESS WHEREOF, each Lender and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

LENDER:

SCHEDULE I

Schedule of Lenders